MARGATE INDUSTRIES, INC.
                         129 North Main Street
                         Yale, Michigan 48097
                            (810) 387-4300

                      __________________________


                            PROXY STATEMENT

                      __________________________

               NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                     To Be Held November 13, 1998

TO THE SHAREHOLDERS OF MARGATE INDUSTRIES, INC.

NOTICE HEREBY IS GIVEN that the Special Meeting of Shareholders of Margate Industries, Inc., a Delaware corporation (the "Company") will be held at the Company's corporate offices at 129 North Main Street, Yale, Michigan, on November 13, 1998, at 9:00 a.m., Eastern Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

     1. To grant the Board of Directors the authority to effect a reverse stock split of one (1) for three (3) whereby each three shares of currently outstanding $.005 par value Common Stock of the Company (the "Old Common Stock") would be combined into one (1) share of new Common Stock (the "New Common Stock").

     2. To transact such other business as properly may come before the meeting or any adjournment thereof.

Only holders of the voting $.005 par value common stock of the Company of record at the close of business on October 12, 1998 will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof.


All shareholders, whether or not they expect to attend the Special Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.


BY ORDER OF THE BOARD OF DIRECTORS.

                                   WILLIAM H. HOPTON
                                   PRESIDENT
Yale, Michigan
October 12, 1998

                       MARGATE INDUSTRIES, INC.
                         129 North Main Street
                         Yale, Michigan  48097
                            (810) 387-4300
                      __________________________

                            PROXY STATEMENT
                      __________________________

                    SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD NOVEMBER 13, 1998


                           GENERAL INFORMATION
                           -------------------

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of Margate Industries, Inc., a Delaware corporation (the "Company"), for use at the Company's Special Meeting of Shareholders to be held at the Company's corporate offices, 129 North Main Street, Yale, Michigan, on November 13, 1998, at 9:00 a.m., Eastern Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about October 14, 1998.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid proxies will be voted in accordance therewith at the Meeting.

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                  SHARES OUTSTANDING AND VOTING RIGHTS
                  ------------------------------------

     All voting rights are vested exclusively in the holders of the Company's $.005 par value common stock, with each share entitled to one vote. Only shareholders of record at the close of business on October 12, 1998, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On October 12, 1998, the Company had 4,513,637 shares of its $.005 par value common stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. Cumulative voting in the election of Directors is not permitted.

     A majority of the Company's outstanding common stock represented in person or by proxy shall constitute a quorum at the Meeting.

                      SECURITY OWNERSHIP OF CERTAIN
                    BENEFICIAL OWNERS AND MANAGEMENT
                    --------------------------------

     The following table sets forth the number and percentage of shares of the Company's $.005 par value common stock owned beneficially, as of October 30, 1998, by any person who is known to the Company to be the beneficial owner of 5% or more of such common stock and, in addition, by each Director of the Company and its subsidiaries and by all Directors and Officers of the Company and its subsidiaries as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

                                   Amount and
                                    Nature of
Name and Address of                 Beneficial         Percent of
 Beneficial Owner                   Ownership          Class (1)
-------------------                -----------         ----------
Paul L. Cosper                       284,120 (2)          6.3%
P.O. Box 96050
Wixom, MI  48096

Charles H. Raches, Jr.               252,840              5.6%
6600 Tepee Ridge Road
Bozeman, MT 59715

Frederick G. and
 Patricia W. Schriever               795,147             17.6%
64 Clairview
Grosse Pointe Shores,
MI  48236

Frederick G. Berlet                  225,416 (3)          5.0%
S.W.O. Management Consultants, Ltd.
35 Parkwood Drive
Tillsonburg, Ontario
Canada N4G 2B7

David A. Widlak                      100,000              2.2%
P.O. Box 482
Washington, MI  48094

Delbert W. Mullens                    15,000              0.3%
2888 Bloomfield Crossings
Bloomfield Hills, MI  48013

William H. Hopton                    136,059 (4)          3.0%
604 Maple Lane
Columbus, MI 48063

All Officers and Directors         1,271,622             28.2%
of the Company & Subsidiaries
as a Group (5 Persons)
------------------------

(1) Each person has sole voting and investment power with respect to the shares shown except as noted.

(2) The shares beneficially owned by Mr. Cosper are held in the name of Paul L. Cosper, Trustee under an Agreement of Trust executed by Paul
       L. Cosper as Grantor. The beneficiaries of this trust are Mr. Cosper's wife and children.

(3) 225,416 shares are held in a trust for Mr. Berlet's children. Mr. Berlet has no voting or dispositive power over the trust and hence, discloses no beneficial interest in those shares held in trust.

(4) Includes 106,059 shares held by William Hopton, individually, 30,000 shares held by his three children.

                           PROPOSAL NUMBER ONE
                           -------------------

                  REVERSE STOCK SPLIT AND CORRESPONDING

                AMENDMENT TO CERTIFICATE OF INCORPORATION

GENERAL BACKGROUND AND DESCRIPTION OF THE REVERSE STOCK SPLIT


  Management is proposing to effect a reverse stock split to decrease the number of shares of outstanding Common Stock of the Corporation (the "Reverse Stock Split"). The exact ratio of the reverse stock split will be one (1) share for each three (3) shares of Common Stock presently outstanding. Management has determined the Reverse Stock Split will be effected on November 16, 1998 after it is approved by Shareholders.


  If Proposal One is approved, each three (3) shares of authorized and currently outstanding $.005 par value Common Stock of the Company (the "Old Common Stock") would be combined into one (1) share of new Common Stock ("New Common Stock"). Outstanding warrants and options to purchase Common Stock of the Company would be correspondingly adjusted pursuant to the terms of such warrants and options.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

  The Corporation is presently authorized to issue outstanding shares of stock, of which 4,513,637 shares are currently outstanding. The Reverse Stock Split would result in the conversion of each three (3) authorized and outstanding shares of Old Common Stock into one (1) share of New Common Stock. Any fractional shares of New Common Stock resulting from the Reverse Stock Split will become one (1) additional share of New Common Stock.

  If the Reverse Stock Split is approved, the maximum number of shares of authorized New Common Stock would remain at 25 million shares.

  The relative rights, preferences and qualifications of the New Common Stock will be identical to the Old Common Stock. These rights include the right to one (1) vote on all matters submitted to a vote of the shareholders at meetings and the right to participate pro-rata in dividends and asset distributions of the Company and any shares which the Company might issue in the future.

  In addition, as a result of the Reverse Stock Split, certain shareholders will hold less than 100 shares which will not constitute a "block sale." Consequently, these shareholders will incur additional brokerage costs when they sell their shares.


  Approval of Proposal One also constitutes approval to amend the Company's Certificate of Incorporation. The Amendment to the Company's Certificate of Incorporation will be filed in the office of the Secretary of State of Delaware as promptly as practicable thereafter. The Amendment and the Reverse Stock Split will become effective as of the close of business on November 16, 1998 (the "Effective Date").

REASONS FOR THE PROPOSED REVERSE STOCK SPLIT

  Management believes that a low per share market price of the Common Stock has and will continue to impair the acceptability of the Company's equity by the financial community and the investing public. In addition, the requirements for listing the Company's Common Stock in the future on the Nasdaq Stock Market or another exchange will mandate a minimum share price of $1.00 which may only be realized through a reduction in the total number of outstanding shares of the Company's Common Stock.

  In addition, management believes that a low per-share price of Common Stock reduces the effective marketability of the shares of Common Stock because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. Furthermore, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sale price than the commission on a relatively higher-priced issue.

  Although there can be no assurance that the price of the shares of New Common Stock after the Reverse Stock Split will reach a higher level than it otherwise would have, the proposed Reverse Stock Split is intended to result in a price level for the New Common Stock that will provide the Company with the opportunity to qualify for continued listing on the Nasdaq Small-Cap Stock Market, increase investor interest and eliminate the resistance of brokerage firms to trading in and recommending the Company's securities to their customers.

 The Company has no present plans to issue the additional shares which will be in the Company's treasury as a result of the Reverse Stock Split.

EXCHANGE OF STOCK CERTIFICATES AND FRACTIONAL SHARE INTERESTS

  As soon as practicable after the Effective Date, shareholders will be notified and requested to surrender their certificates for Old Common Stock for certificates representing the corresponding number of shares of the New Common Stock after the Reverse Stock Split. The notice will provide instructions as to the procedures to forward certificates, and each record holder will also be sent a Letter of Transmittal which should be completed and returned with the certificate(s) for Old Common Stock subject to the Reverse Stock Split. Certificates for the New Common Stock will be issued promptly thereafter. Until so surrendered, each certificate representing shares of Old Common Stock will be deemed for all corporate purposes after the Effective Date to evidence ownership of the New Common Stock in the appropriately reduced number. The Corporation has appointed American Securities Transfer & Trust, Inc. (the "Transfer Agent") as its transfer agent to act for shareholders in effecting the exchange of their certificates.

  No scrip or fractional share certificates of New Common Stock will be issued in connection with the Reverse Stock Split. In lieu thereof, shareholders will receive one (1) additional whole share of stock for any fractional share which may result from application of the split ratio to the shareholdings of such shareholder.

FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is a summary of the U.S. federal income tax consequences of the Reverse Stock Split to an individual shareholder (who is a U.S. citizen or resident alien) or a corporate shareholder (which is an ordinary domestic U.S. corporation). The discussion is based upon the Internal Revenue Code of 1986, as amended, and the related regulations, rulings and decisions currently in effect. The discussion does not encompass the effects of any tax laws (whether income, property, transfer or other forms of tax laws) of any other jurisdiction (e.g., states, municipalities or foreign countries).

  BECAUSE THE FEDERAL INCOME TAX CONSEQUENCES DISCUSSED BELOW DEPEND UPON EACH SHAREHOLDER'S PARTICULAR TAX STATUS, AND DEPEND FURTHER UPON FEDERAL INCOME TAX LAWS, REGULATIONS, RULINGS AND DECISIONS WHICH ARE SUBJECT TO CHANGE (WHICH CHANGES MAY BE RETROACTIVE IN EFFECT), EACH SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR FOR A COMPLETE DESCRIPTION OF THE TAX CONSEQUENCES TO THE SHAREHOLDER.

  The Reverse Stock Split will be effected pursuant to Section 368
(a)(1)(E) of the Code. Generally, the Reverse Stock Split will be a tax-free recapitalization for the Company and its shareholders. Shareholders will have an aggregate basis in the New Common Stock for reporting gain or loss equal to the aggregate basis they had in the Old Common Stock and the holding period for the New Common Stock will be the same as the shareholder's holding period in the Old Common Stock.

  In summary:

  1. The Reverse Stock Split will be a tax-free recapitalization for the Company and its shareholders.

  2. The shares of the New Common Stock in the hands of a shareholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of Old Common Stock held by the shareholder immediately prior to the Reverse Stock Split.

  3. A shareholder's holding period of the shares of the New Common Stock will be the same as the holding period for the shares of Old Common Stock exchanged therefor.

  THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE FOR GENERAL INFORMATION ONLY AND ARE BASED ON THE CODE, THE REGULATIONS PROMULGATED THEREUNDER BY THE TREASURY DEPARTMENT,

AND THE INTERPRETATIONS OF THE CODE AND THE REGULATIONS BY THE COURTS AND THE INTERNAL REVENUE SERVICE, ALL AS THEY EXIST AS OF THE DATE OF THIS PROXY STATEMENT. THE DISCUSSION SET FORTH ABOVE IS NOT INTENDED AS LEGAL ADVICE APPLICABLE TO ANY SPECIFIC SHAREHOLDER AND EACH SHAREHOLDER IS ENCOURAGED TO DISCUSS HIS OR HER PARTICULAR SITUATION WITH THEIR TAX ADVISOR.

BOARD RECOMMENDATIONS TO SHAREHOLDERS

  The Board of Directors has unanimously approved resolutions proposing the Reverse Stock Split. For the reasons set forth above, the Board of Directors unanimously recommends to shareholders that they approve the Reverse Stock Split.

VOTE REQUIRED

  The affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is required to approve the Reverse Stock Split and effect the amendment to the Company's Certificate of Incorporation. The Company's Officers and Directors intend to vote their shares in favor of Proposal One.

                             OTHER BUSINESS
                             --------------

  As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgement of the persons voting them. A majority vote of the shares outstanding is necessary to approve any such matters.

                           WILLIAM H. HOPTON, PRESIDENT

Yale, Michigan
October 12, 1998

PROXY                                                               PROXY
-----                                                               -----


                        MARGATE INDUSTRIES, INC.
                   SOLICITED BY THE BOARD OF DIRECTORS
         FOR THE SPECIAL MEETING OF THE SHAREHOLDERS TO BE HELD
                        NOVEMBER 13, 1998

The undersigned hereby constitutes and appoints Frederick G. Schriever and Mr. William H. Hopton, and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote all of the undersigned's shares of the $.005 par value common stock of Margate Industries, Inc., a Delaware corporation at the Special Meeting of Shareholders to be held at 129 North Main Street, Yale, Michigan, at 9:00 a.m. Eastern Time, on November 13, 1998, and any and all adjournments thereof, for the following purposes:

1. To grant the Board of Directors the authority to effect a reverse stock split of one (1) for three (3) whereby each three shares of currently outstanding $.005 par value Common Stock of the Company (the "Old Common Stock") would be combined into one (1) share of new Common Stock (the "New Common Stock").


      /   /     For            /   /     Against.


2. To transact such other business as properly may come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE.

The undersigned hereby revokes any proxies as to said shares and heretofore given by the undersigned, and ratifies and confirms all that said attorneys and proxies may lawfully do by virtue hereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS
DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE SPECIAL MEETING OF
SHAREHOLDERS TO THE UNDERSIGNED.

                                  The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement furnished therewith.

                                  Dated: ______________________________, 1998

                                  ____________________________________________


                                  ____________________________________________
                                           Signature(s) of Shareholder(s)

                                  Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MARGATE INDUSTRIES, INC. PLEASE SIGN AND RETURN THIS PROXY TO MARGATE INDUSTRIES, INC., 129 NORTH MAIN STREET, YALE, MICHIGAN 70801. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.